QUAKER CITY BANCORP
- - -------------------
COMPUTATION OF EARNINGS PER SHARE
MARCH 31, 1996

                                                         THREE MONTHS         NINE MONTHS
                                                            ENDED                ENDED
                                                          MARCH 31,           MARCH 31,
                                                             1996                1996
                                                       --------------       --------------
A      Average Common Shares Outstanding                    3,693,528           3,711,149
                                                       --------------       -------------

       Common Share Equivalents:

B      Average Stock Options Outstanding                      385,425             392,692
                                                       --------------       -------------
C      Average Option Exercise Price                       $     7.50          $     7.50
                                                       --------------       -------------
D      Exercise Proceeds [ B x C ]                         $2,890,688          $2,945,190
                                                       --------------       -------------
E      Average Market Price in Period                      $    13.17          $    13.24
                                                       --------------       -------------
F      Shares Repurchased At Market Price [ D / E ]           219,490             222,446
                                                       --------------       -------------
G      Increase in Common Shares [ B - F ]                    165,935             170,246
                                                       --------------       -------------
H      Shares Outstanding and Equivalents [ A + G ]         3,859,463           3,881,395
                                                       ==============       =============

I      Net Income for Period                               $  933,000          $2,539,000
                                                       ==============       =============

       Earnings Per Share [ I /H ]                         $     0.24          $     0.65
                                                       ==============      ==============

       Market Price @ 3/31/96                              $   13.875
                                                       ==============


                                 EXHIBIT 11.1